SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED  BY  REGISTRANT          [X]
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT          [    ]
CHECK  THE  APPROPRIATE  BOX:
     [X]          PRELIMINARY  PROXY  STATEMENT
     [  ]     CONFIDENTIAL, FOR USE OF THE COMISSSION ONLY (AS PERMITTED BY RULE
14A-B(E)(2))
     [  ]          DEFINITIVE  PROXY  STATEMENT
     [  ]          DEFINITIVE  ADDITIONAL  MATERIALS
     [  ]          SOLICITING MATERIAL PURSUANT TO  240.14A-11(C) OR  240.14A-12



                                 PIZZA INN, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):
[X]          NO  FEE  REQUIRED.

[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
     1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES: 2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
          3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FOR THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
          4)  PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:
          5)  TOTAL  FEE  PAID:

[  ]     FEE  PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[]     CHECK BOX
IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2)
AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR
SCHEDULE  AND  THE  DATE  OF  ITS  FILING.
     1)  AMOUNT PREVIOUSLY PAID:
     2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO:
     3)  DATE  FILED:

        PIZZA  INN,  INC.
     5050  QUORUM  DRIVE,  SUITE  500
       DALLAS,  TEXAS  75240
        (972)  701-9955

     NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

     TO  BE  HELD  DECEMBER  15,  1998

To  our  Shareholders:

     The Annual Meeting of Shareholders of Pizza Inn, Inc., (the "Company") will be held at the Company's training facility, 4819 Keller Springs Road, Addison, Texas 75248, on Tuesday, December 15, 1998, at 10:00 a.m., Dallas time, for the following purposes:

1.     To  elect  four  Class  I  directors;

2.     To  approve  an  amendment  to  the  1993  Stock  Award  Plan;

3.     To approve an amendment to the 1993 Outside Directors Stock Award Plan;

4. To amend the Company's Restated Articles of Incorporation to delete certain provisions restricting acquisition of the Company's Common Stock; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 26, 1998 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

     Sincerely,



     Jeff  Rogers
President  and  Chief  Executive  Officer

November,  1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. THE ENCLOSED PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

     YOUR  VOTE  IS  IMPORTANT.

     PIZZA  INN,  INC.
     5050  QUORUM  DRIVE,  SUITE  500
     DALLAS,  TEXAS  75240
     (972)  701-9955

     PROXY  STATEMENT  FOR  THE
     ANNUAL  MEETING  OF  SHAREHOLDERS

     TO  BE  HELD  DECEMBER  15,  1998

     The Board of Directors of Pizza Inn, Inc., a Missouri corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's training facility, 4819 Keller Springs Road, Addison, Texas 75248, on Tuesday, December 15, 1998, 10:00 a.m., Dallas time, and at any adjournments thereof. This Proxy Statement was first mailed to the Company's shareholders on or about November, 1998.

     If the proxy is signed and returned before the Annual Meeting, it will be voted in accordance with the directions on the proxy. A proxy may be revoked at any time before it is voted by execution of a subsequent proxy, by signed written notice to Pizza Inn, Inc., 40 Wall Street, New York, NY 10005, or by voting in person at the Annual Meeting.

     OUTSTANDING  CAPITAL  STOCK

     The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is October 26, 1998. At the close of business on that date,
there were outstanding           shares of Common Stock, $.01 par value ("Common
Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

     ACTION  TO  BE  TAKEN  AT  THE  MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted:

1. FOR the election of the four Class I director nominees named herein, to serve for a term of two years each or until their respective successors are elected and qualified;

2. FOR approval of an amendment to the 1993 Stock Award Plan (the "Plan") increasing by 500,000 shares the aggregate number of shares of Common Stock issuable under the Plan;

3. FOR approval of an amendment to the 1993 Outside Directors Stock Award Plan (the "Director Plan") authorizing an increase in the number of stock options granted each Director Plan year to Outside Directors who purchase company stock in a preceding Director Plan year;

4. To amend the Company's Restated Articles of Incorporation to delete certain provisions restricting acquisition of the Company's Common Stock; and

5. In the discretion of the proxy holders, as to the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not presently aware of any other business to be brought before the Annual Meeting.


     QUORUM  AND  VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock (a "Shareholder") is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Solely with respect to the election of directors, a Shareholder has that number of votes equal to the number of shares held by him on the record date multiplied by the number of directors being elected and he is entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among as many nominees and in such manner as he sees fit. Directors must be elected by a plurality of the votes cast. To be elected as a director, a candidate must be one of the four candidates who receive the most votes out of all votes cast at the Annual Meeting.

     A Shareholder who is present, in person or by proxy, and who withholds his vote in the election of directors, will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A Shareholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Brokers' "non-votes" are treated the same as votes withheld or abstained.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the election of the nominees as directors, FOR the approval of the proposed amendment to the Plan, FOR the proposed amendment to the Directors Plan, and FOR the proposed amendment to the Restated Articles of Incorporation. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment. The affirmative role of a majority of the shares of Common Stock, in present or by proxy, at the Annual Meeting is required to approve the proposed amendment of the Plan, the proposed amendment to the Director Plan, and the proposed amendment to the Restated Articles of Incorporation.


          PROPOSAL  ONE:

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation and By-laws provide that the Board of Directors shall be divided into two Classes. The terms of the four Class I directors expire at the Annual Meeting. The Board has nominated for election at the Annual Meeting all four incumbent Class I directors, each to serve for a term of two years. Each nominee of the Board has expressed his intention to serve the entire term for which election is sought. Directors will be elected by cumulative voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOUR NOMINEE DIRECTORS.

The following table lists the names and ages, as of October 1, 1998, of the four nominee directors and the three directors whose terms of office will continue after the Annual Meeting, the class to which each director has been or will be elected, the year in which each director was first elected, and the annual meeting (assuming that it is held in December) at which the term of each director will expire (assuming the election of each nominee).



                                      Director   Term
Nominee Directors       Age     Class  Since  Expires
--------------------  --------  -----  -----  -------
Bobby L. Clairday. .        55  I       1990     2000
Ronald W. Parker . .        48  I       1993     2000
Ramon D. Phillips. .        65  I       1990     2000
Butler E. Powell . .        59  I       1998     2000

Continuing Directors
--------------------
C. Jeffrey Rogers. .        51  II      1990     1999
F. Jay Taylor. . . .        75  II      1994     1999
Steve A. Ungerman. .        54  II      1990     1999

          EXECUTIVE  OFFICERS

The following table sets forth certain information, as of October 1, 1998, regarding the Company's executive officers:


                                                                                       Executive
                                                                                         Officer
Name                      Age                              Position                        Since
------------------  ---------  ----------------------------------------------------------  -----
C. Jeffrey Rogers.         51  President, Vice Chairman and Chief Executive Officer         1990
Ronald W. Parker .         48  Executive Vice President and Chief Operating Officer         1992
B. Keith Clark . .         35  General Counsel and Secretary                                1997
Nancy J. Deemer. .         48  Controller, Treasurer and Assistant Secretary                1998
Dennis L. Essary .         44  Vice President of Norco Operations                           1998
Bradford H. Lucky.         32  Vice President of Marketing                                  1997
Ward T. Olgreen. .         39  Vice President of International Operations and Brand R & D   1995
Gary W. Payne. . .         36  Vice President of Domestic Franchise Sales                   1998
Robert L. Soria. .         43  Vice President of Restaurant Development                     1993
Karen A. Steinbach         40  Vice President of Franchise Operations and Training          1997


          BIOGRAPHIES  OF  NOMINEE  DIRECTORS  AND  CONTINUING  DIRECTORS

     Steve A. Ungerman is Of Counsel to the law firm of Boswell & Kober, P.C. From August 16, 1997 to December 31, 1997, he was employed in the capacity of Special Projects of MedSynergies, Inc., a physician practice management company. From September 16, 1996 to August 15, 1997, he was President of MedSynergies, Inc. From September 1996 to December 1997, he was Of Counsel to the law firm of Ungerman, Sweet & Brousseau. Prior to September 1996, he practiced law as a shareholder of Ungerman & Ungerman, P.C. and its predecessors for 28 years in the areas of business matters, commercial finance and mediation. Mr. Ungerman received his Juris Doctor degree from Southern Methodist University. He was elected a Director and Chairman of the Board of Directors of Pizza Inn in September 1990.

Bobby L. Clairday is an Area Developer of Pizza Inn restaurants and he is President, a Director and sole shareholder of Clairday Food Services, Inc., a Pizza Inn franchisee operating Pizza Inn restaurants in three states. Mr. Clairday is also sole shareholder of Advance Food Services, Inc., a franchisee operating Pizza Inn restaurants in Arkansas. From 1990 until his election as a Director of the Company in January 1993, Mr. Clairday was an ex-officio member of the Board of Directors, serving as a representative of our franchisees. He has served as the President of the Pizza Inn Franchisee Association and as a member of various committees and associations affiliated with the Pizza Inn restaurant system. Mr. Clairday has been a franchisee of the Company for over twenty years.

     Ronald W. Parker is Executive Vice President and Chief Operating Officer of the Company. Mr. Parker joined the Company in October 1992 and was elected Executive Vice President, Chief Operating Officer and a Director in January 1993. From October 1989 to September 1992, he was Executive Vice President and General Manager of the Bonanza restaurant division of Metromedia Steakhouses, Inc. and its predecessor Metsa, Inc. From 1983 to 1989, Mr. Parker served in several executive positions for USACafes, the franchisor of the Bonanza restaurant chain.

     Ramon D. Phillips has been President, Chief Executive Officer and Chairman of the Board of Hallmark Financial Services, Inc., a financial services company, since May 1989. Prior to Hallmark Financial Services, Inc., Mr. Phillips had fifteen years experience in the franchise restaurant industry, serving in an executive position with Kentucky Fried Chicken (1969-1974) and Pizza Inn, Inc. (1974-1989).

     Butler E. Powell is Vice President of Business Banking with Hibernia National Bank in Metairie, Louisiana. He has served in various capacities with the bank and its predecessors since 1983. He graduated from Loyola University in New Orleans with BBA and MBA degrees and spent 3 years with the national accounting firm, Ernst and Ernst, before entering the banking industry. Mr. Powell was former President and a Director of the New Orleans Athletic Club and served on the Foundation Board of East Jefferson Hospital. He was elected a Director of Pizza Inn in January 1998.

     C. Jeffrey Rogers was appointed President of the Company's predecessor in February 1990 and he became President, Chief Executive Officer and a Director of the Company in September 1990 pursuant to the terms of the Company's recapitalization plan. From 1983 to 1989, Mr. Rogers was President, Chief Executive Officer and a Director of USACafes General Partner, Inc., the general partner of the limited partnership that owned the Bonanza family restaurant system and franchised approximately 650 Bonanza restaurants, and its predecessor USACafes. Mr. Rogers was elected Vice Chairman of the Board of Directors of the Company in January 1994, and he was elected a Director of Hallmark Financial Services, Inc. in May 1995.

     F. Jay Taylor is an arbitrator in Ruston, Louisiana who is affiliated with the American Arbitration Association and the Federal Mediation and Conciliation Service. He is a Director and Chairman of the Audit Committee of Michael's Stores, Inc. and a Director of the Illinois Central Railroad. He formerly served as a Director of USACafes, Earth Resources and Mid South Railroad. Dr. Taylor, who received his Ph.D. from Tulane University, served as President of Louisiana Tech University from 1962 to 1987 and currently serves as its President Emeritus. Mr. Taylor was elected a Director of the Company in 1994.


     BIOGRAPHIES  OF  NON-DIRECTOR  OFFICERS

     B. Keith Clark joined the Company in February 1997 and was elected General Counsel and Secretary of the Company in March 1997. From June 1994 through February 1997, he was Assistant General Counsel and Assistant Secretary of
American Eagle Group, Inc., a property and casualty insurance holding company. From January 1990 through May 1994, Mr. Clark was a corporate associate in the Dallas office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a diversified international law firm.

Nancy J. Deemer was elected Controller, Treasurer and Assistant Secretary in April 1998. Prior to joining Pizza Inn, Ms. Deemer owned and operated a CPA firm in the Dallas, Texas area from April 1997 through March 1998. From February 1996 through March 1997, Ms. Deemer was Controller of U.S. Communications, Inc., a regional long distance service provider. From July 1995 to February 1996, Ms. Deemer offered accounting services on an independent contract basis. From May 1990 to July 1995, Ms. Deemer served in various capacities with Spectravision, Inc., most recently as Vice President and Corporate Controller.

     Dennis L. Essary was appointed Vice President of Administration/Controller of Norco Division of the Company in July 1997. In February 1998 he was appointed Vice President of Norco Operations. He joined the Company as Controller of the Norco Division in September 1992. Mr. Essary was Vice President of Mediquip International, a distributor of medical equipment and supplies, from April 1990 to September 1992. Mr. Essary owned a certified public accounting firm from 1987 to 1990.

Bradford H. Lucky was appointed Vice President of Marketing in March 1997. He joined the Company in December 1996 as Executive Director. From 1989 through November 1996, Mr. Lucky served in several account management positions in the Publicis/Bloom Advertising Agency.

     Ward T. Olgreen was appointed Vice President of International Operations and Brand R&D for the Company in January 1995. He joined the Company in September 1991 as a Franchise Operations Consultant. Mr. Olgreen was promoted to Senior Franchise Operations Consultant in July 1992 and Director of Franchise Operations in July 1993. Mr. Olgreen was a Branch Manager for GCS Service, Inc., a restaurant equipment service provider, from June 1986 through July 1991.

     Gary W. Payne was appointed Vice President of Domestic Franchise Sales in April 1998. Prior to joining Pizza Inn, Mr. Payne was Regional Vice President for TCBY Systems, Inc., where he was employed from June 1992 through March 1998.

     Robert L. Soria was appointed Vice President of Restaurant Development for the Company in February 1996. He was Vice President of Franchise Operations from July 1993 through February 1996. Mr. Soria joined the Company in May 1991 as a Regional Director, and he was promoted to Director of Franchise Services in September 1991. Mr. Soria was a Regional Franchise Manager for Popeye's Fried Chicken in San Antonio, Texas from 1989 through May 1991. Prior to 1989, Mr. Soria served in several positions for USACafes with responsibility for restaurant and franchise operations.

     Karen  A.  Steinbach  joined  Pizza  Inn  in  April 1995, and was appointed
Director of Franchise Operations in July of 1995. She was appointed Vice President of Franchise Operations and Training in April of 1997. Prior to joining Pizza Inn, Ms. Steinbach was Director of Systems Development at Brice Foods from 1993 through 1995. From 1988 to 1993, Ms. Steinbach served in several positions at Brice Foods with responsibilities for restaurant and franchise operations.


     SECURITY  OWNERSHIP  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth certain information, as of October 1, 1998, with respect to the beneficial ownership of Common Stock by: (a) each person known to be a beneficial owner of more than five percent of the outstanding Common Stock; (b) each director, nominee director, and executive officer named in the section entitled "Summary Compensation Table;" and (c) all directors and executive officers as a group (15 persons). Except as otherwise indicated, each of the persons named in the table below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.



       Name                                    Shares
  and Address of                            Beneficially      Percent
  5% Beneficial Owner                           Owned        of Class
------------------------------  ------------                ---------
C. Jeffrey Rogers (a)                         4,102,188         31.6%
5050 Quorum Drive, Suite 500
Dallas, Texas  75240
Ronald W. Parker (a)                          1,367,652          9.5%
Butler E. Powell                                  2,500  less than 1%
Bobby L. Clairday (a) (b)                        60,100  less than 1%
Ramon D. Phillips (a) (c)                        46,956  less than 1%
Steve A. Ungerman (a) (d)                        45,849  less than 1%
F. Jay Taylor (a)                                10,000  less than 1%
B. Keith Clark (a)                               17,465  less than 1%
Karen A. Steinbach (a)                           14,066  less than 1%
Ward T. Olgreen(a)                               72,552  less than 1%

All Directors and
Executive Officers as a Group                 5,748,519         41.1%

(a) Includes vested options under the Company's stock option plans, as follows: 1,280,000 shares for Mr. Rogers; 843,500 shares for Mr. Parker; 30,000 shares for Mr. Clairday; 17,643 shares for Mr. Phillips; 15,283 shares for Mr. Ungerman; 5,000 shares for Mr. Taylor; 12,500 shares for Mr. Clark; 12,000 shares for Ms. Steinbach; and 45,000 shares for Mr. Olgreen.

(b) Mr. Clairday shares voting and investment power for 18,200 shares with his wife.

(c) Mr. Phillips shares voting and investment power for 5,333 shares with the shareholders of Wholesale Software International, Inc.

(d) Mr. Ungerman shares voting and investment power for 1,000 shares with Jay W. Ungerman. Mr. Ungerman shares voting and investment power for 12,283 shares with his wife.

          COMMITTEES  AND  MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board has established Audit, Compensation, Executive, Finance and Stock Award Plan Committees. The Audit Committee selects independent auditors and reviews audit results. The Compensation Committee reviews and approves remuneration for officers of the Company and administers the 1992 Stock Award Plan. The Finance Committee reviews and oversees the Company's capital structure and operating results. The Executive Committee considers business as directed by the Chairman of the Board. The Stock Award Plan Committee administers the 1993 Stock Award Plan and the 1993 Outside Directors Stock Award Plan.

     As of October 1, 1998, Messrs. Clairday, Phillips, Taylor and Ungerman serve on the Audit Committee; Messrs. Phillips, Powell and Ungerman serve on both the Compensation and Stock Award Plan Committees; Messrs. Phillips, Rogers and Ungerman serve on the Executive Committee; and Messrs. Parker, Phillips, Powell and Taylor serve on the Finance Committee.

     During fiscal year 1998, the Board of Directors held three meetings. The Audit Committee met two times, the Compensation Committee met once, the Executive Committee met six times and the Finance Committee met two times. In addition, the Board of Directors and the Compensation and Stock Award Plan Committees took several actions by unanimous written consent in lieu of meetings. Each of the directors attended at least three-fourths of the total number of meetings held by the Board and the committees on which he served.


     SUMMARY  COMPENSATION  TABLE

     The following table sets forth the annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal years ended June 28, 1998, June 27, 1997 and June 30, 1996 (designated as years 1998, 1997 and 1996).



                                                                                                    Long Term
                                 Annual Compensation                                           Compensation Awards
                              ------------------------                                        --------------------

                                                                                                 Securities Under-
           Name                                                                   Other Annual       lying Options
(and Principal Position)               Year (a)       Salary ($)   Bonus ($)  Compensation ($)(b)  (# of shars)(c)
------------------------  --------------------  ---------------  ----------  --------------------  ---------------
C. Jeffrey Rogers. . . .                  1998  $       536,065  $  612,500  $            243,892          180,000
(Chief Executive . . . .                  1997  $       510,539  $  500,000  $            220,380          250,000
Officer) . . . . . . . .                  1996  $       495,107  $  500,000  $            236,158          330,000

Ronald W. Parker . . . .                  1998  $       383,890  $  186,500  $            179,402          180,000
(Chief Operating . . . .                  1997  $       325,000  $  270,160  $            187,825          250,000
Officer) . . . . . . . .                  1996  $       295,149  $  267,660  $            165,207          193,500

B. Keith Clark (General.                  1998  $       107,211  $    5,000  $              3,600           27,000
Counsel) (d) . . . . . .                  1997  $        31,923  $    8,000  $              1,200           30,000

Karen A. Steinbach . . .                  1998  $        87,077  $    6,000  $              3,600           27,000
(Vice President of . . .                  1997  $        71,539  $   16,000  $              3,600           15,000
Franchise Operations . .                  1996  $        56,462  $   20,960  $              3,600           15,000
and Training)

Ward T. Olgreen. . . . .                  1998  $        84,690  $    5,000  $              3,600           12,000
(Vice President of . . .                  1997  $        76,384  $   13,759  $              5,980           10,000
International. . . . . .                  1996  $        73,574  $   27,560  $              5,255           10,000
Operations and R&D)

(a) The Company's fiscal years 1997 and 1998 included 52 weeks, compared to 53 weeks in 1996.

(b) Includes: for Mr. Rogers, supplemental retirement benefits of $43,860 (which includes the payment of related taxes) per year in 1998, 1997, 1996 and life insurance benefits (which includes the payment of related taxes) of $86,986 in 1998, $69,684 in 1997, and $75,929 in 1996; for Mr. Parker, supplemental retirement benefits of $43,860 (which includes the payment of related taxes) per year in 1998, 1997, 1996 and life insurance benefits (which includes the payment of related taxes) of $67,309 in 1998, $66,965 in 1997 and $63,860 in 1996; for
Mr. Clark, car allowance of $3,600 in 1998 and $1,200 in 1997; for Ms. Steinbach, car allowance of $3,600 per year in 1998, 1997 and 1996; and for Mr. Olgreen, car allowance of $3,600 per year in 1998, 1997 and 1996.

(c)     Stock  option  grants  awarded  in July 1998 were for services performed
during  fiscal  1998.  See  "Option    Grants  in  Last  Fiscal  Year."

(d) Includes compensation for Mr. Clark from his employment date of February 26, 1997.

          AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR
     AND  FISCAL  YEAR-END  OPTION  VALUES

The following table sets forth information regarding stock options exercised during fiscal year 1998 and unexercised stock options held at the end of fiscal year 1998 by the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $5.00 on June 26, 1998 the last trading day of the Company's fiscal year. Certain stock option grants listed below were awarded in July 1998 for services performed during fiscal year 1998. See "Option Grants in Last Fiscal Year."



                                                                                              Value of
                                                                       Number of           Unexercised
                                                                      Unexercised         In-the-Money
                                                                       Options at           Options at
                       Shares                                      Fiscal Year End     Fiscal Year End
                    Acquired on     Value Realized                 (Exercisable/         (Exercisable/
     Name           Exercise (#)         ($)                       Unexercisable)(#)    Unexercisable)
------------------  -------------  ----------------              ----------------- -------------------
C. Jeffrey Rogers.             --                --                    1,280,000  (e)       $2,429,375
                                                                         180,000  (u)       $      -0-

Ronald W. Parker .             --                --                      843,500  (e)       $1,559,938
                                                                         180,000  (u)       $      -0-

B. Keith Clark . .             --                --                        7,500  (e)       $    4,688
                                                                          49,500  (u)       $   30,000

Karen A. Steinbach             --                --                        4,000  (e)       $    6,750
                                                                          62,000  (u)       $   54,188

Ward T. Olgreen. .             --                --                       36,000  (e)       $   84,375
                                                                          36,000  (u)       $   42,500

(e)          Denotes  exercisable  options.

(u)          Denotes  unexercisable  options.

                    OPTION  GRANTS  IN  LAST  FISCAL  YEAR

     The following table sets forth information regarding stock options granted during fiscal year 1998, pursuant to the Company's 1993 Stock Award Plan, to the Chief Executive Officer and the other four most highly compensated executive officers of the Company. Certain stock option grants listed below were awarded in July 1998 for services performed during fiscal year 1998.



                                                                              Potential Realizable Value at
                                                                              Assumed Annual Rates of Stock
                                                                              Price Appreciation for Option
                 Individual Grants                                                        Term
---------------------------------------------------------------------------      --------------------------
                                          % of Total Options
                                               Granted to     Exercise
                              Options    Employees in Fiscal    Price    Expiration
                             Granted (#)          Year       ($/Share)     Date            5%         10%
-------------------  -------------------  ---------------------  --------  --------------------------------
C. Jeffrey Rogers .           180,000(a)               26.2      5.00     01/14/04       $277,370  $621,932

Ronald W. Parker. .           180,000(a)               26.2      5.00     01/14/04       $277,370  $621,932

B. Keith Clark                 15,000(b)                2.2     4.875     10/16/05       $ 34,914  $ 83,625
              . . .            12,000(c)                1.7      5.00     07/14/06       $ 28,647  $ 68,615

Karen A. Steinbach             15,000(b)                2.2     4.875     10/16/05       $ 34,914  $ 83,625
                               12,000(c)                1.7      5.00     07/14/06       $ 28,647  $ 68,615

Ward T. Olgreen                12,000(c)                1.7      5.00     07/14/06       $ 28,647  $ 68,615

(a)     All  of such options were granted on July 15, 1998 and become exercisable on January 14, 1999.

(b)     All  of  such  options  were  granted  on  October  17,  1997.  One  third  of  such options become exercisable  on  October  16,  1998, one third become exercisable on October 16, 1999, and one third become exercisable  on  October  16,  2000.

(c)     All  of such options were granted on July 15, 1998.  One half of such options become exercisable on
July  14,  2000  and  the  other  half  become  exercisable  on  July  14,  2001.

             COMPENSATION COMMITTEE AND STOCK AWARD PLAN COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of three independent, non-employee directors. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the 1992 Stock Award Plan. The same three directors also comprise the Stock Award Plan Committee, which administers the 1993 Stock Award Plan.

     In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company's shareholders. To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to operating performance and enhancement of shareholder value. This has been effectively accomplished in the past by weighting the compensation of most executive officers in favor of equity ownership incentives and bonuses paid on the basis of performance.

     The Company intends for all compensation paid to its executives to be fully deductible under federal income tax laws. Recently adopted changes to the Internal Revenue Code impose certain limitations on compensation in excess of $1 million per year paid to executives. The Compensation Committee believes that performance based bonuses and stock options granted to its executive officers will continue to be fully deductible.


CHIEF  EXECUTIVE  OFFICER

     The salary and bonus of C. Jeffrey Rogers, Chief Executive Officer of the Company, is set forth in his Employment Agreement, which was originally executed in connection with Mr. Rogers' joining the Company in 1990 and was most recently amended October 1997. The agreement provides for an annual base salary in fiscal year 1998 of $536,065 which will be increased by 5% per year.

     In reviewing Mr. Rogers' agreement, as amended, the Compensation Committee found his base salary and bonus to be in line with the overall leadership he has provided to the employees and to the franchise community. The bonus program established in Mr. Rogers' agreement is based on new store openings, pre-tax net income growth, and pre-tax operating cash flow. Termination provisions were found to be industry competitive and in line with historical performance and expected future contributions as well as helping to ensure his continued
leadership.    See  the  section  entitled  "Executive  Employment  Contracts."


EXECUTIVE  OFFICERS

     Salaries of the executive officers, excluding Mr. Rogers, are reviewed annually and adjusted based on competitive practices, changes in level of responsibilities and, in certain cases, individual performance measured against goals. The Compensation Committee strongly believes that maintaining a competitive salary structure is in the best interest of shareholders. It believes the Company's long-term success in its marketplace is best achieved through recruitment and retention of high caliber executives who are among the most skilled and talented in the industry.

     Bonus targets for the four most highly paid executive officers, other than the Chief Executive Officer, are set annually. Mr. Parker's 1998 bonus was based on individual performance and targets related to the Company's profitability, cash flow and debt repayments. The 1998 bonuses for Mr. Clark, Ms. Steinbach and Mr. Olgreen and were based on individual performance and targets related to profitability of the Company for the fiscal year.


STOCK  OPTIONS

     The Compensation Committee and Stock Award Plan Committee believe that equity ownership motivates officers and employees to provide effective leadership that contributes to the Company's long-term financial success as measured by appreciation in its stock price. The Company established the 1993 Stock Award Plan for the purpose of aligning employee and shareholder interests. Under this plan, stock options have been granted in fiscal year 1998 to Mr. Rogers and the other executive officers, as well as other employees, based upon their relative positions and responsibilities, as well as historical and expected contributions to Company growth.

     Submitted  by  the  Compensation  Committee and Stock Award Plan Committee:

     Ramon  D.  Phillips
     Steve  A.  Ungerman
     Butler  E.  Powell


     EXECUTIVE  EMPLOYMENT  CONTRACTS

     C. Jeffrey Rogers and the Company entered into an Employment Agreement dated October 23, 1997 and effective July 1, 1997, for a term which currently extends through June 30, 2002.

     Under the agreement, Mr. Rogers is also entitled to the following cash bonuses, based on performance: (a) $37,500 payable each quarter, if the Company's operating results report pre-tax income growth of at least 10% more than the same quarter in the preceding year; (b) $75,000 payable each semi-annual period, if the Company opens at least 50 new Pizza Inn units during such fiscal year; and (c) $200,000 payable annually, if the Company meets targets established in the agreement for pre-tax operating cash flow (such bonus being adjustable to a maximum of $250,000 per year if such targets are exceeded by certain amounts).

     Under the agreement, Mr. Rogers also receives a $25,000 annual allowance to purchase life and disability insurance and a $10,000 annual allowance to maintain secondary health, dental and other insurance. As compensation for the use of his personal automobile on Company business, Mr. Rogers receives $1,350 per month as an automobile allowance, plus reimbursement of gasoline and maintenance expenses.

     Ronald W. Parker and the Company entered into an Employment Agreement dated October 23, 1997 and effective July 1, 1997, for a term which currently extends through June 30, 2002. The agreement provides for an annual base salary and bonus not less than the current base salary and bonus with such increases as the Compensation Committee may approve.

Mr. Rogers or Mr. Parker may terminate their respective agreements at any time within six months after a "change in control" of the Company occurs or within twelve months under certain circumstances after a change in control of the Company occurs. Change in control is defined as: (a) a transfer of substantially all of the assets of the Company to an outside group or entity;
(b) the acquisition by an outside group or entity of 50% or more of the stock of the Company or other surviving corporation; or (c) an unapproved change in the majority of the Company's Board of Directors. If the Company terminates Mr. Rogers' employment without cause, or if Mr. Rogers terminates his employment upon a "change in control," he will be entitled to a lump sum payment of his base salary for the remainder of the term of the agreement plus two times the maximum annual bonus amounts provided in the agreement. If the Company terminates Mr. Parker's employment without cause, or if Mr. Parker terminates his employment upon a "change in control," he will be entitled to a lump sum payment of three times (i) his highest annual salary over the last three years plus (ii) the highest bonus and other cash compensation received by Mr. Parker the last three years. Each agreement includes a noncompetition covenant that would apply for three years after termination of employment.


     COMPENSATION  OF  DIRECTORS

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any Committee of the Board. Outside directors receive an annual fee of $17,000 plus meeting fees equal to $1,000 per Board meeting and $250 per Committee meeting attended. The Chairman of the Board receives an additional $6,000 annual fee for serving in that capacity. Directors are also reimbursed for Board related expenses.

     Under the 1993 Outside Directors Stock Award Plan each elected outside director is eligible to receive, as of the first day of the Company's fiscal year, options for Common Stock equal to the number of shares of Common Stock purchased during the preceding fiscal year or purchases by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which an outside director first becomes eligible to participate in this plan, that outside director shall receive an option to acquire one share of Common Stock for each share of Common Stock owned by such director on this first day of the fiscal year. No outside director shall be entitled to options for more than 20,000 shares per fiscal year. Stock options granted under the plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant.

     Since the beginning of fiscal year 1998, stock options were granted to outside directors pursuant to such plan as follows: on June 27, 1997, options for 3,500 shares (at $3.75) to Mr. Phillips, and 6,783 shares (at $3.75) to Mr. Ungerman and; on July 1, 1998, options for 5,490 shares (at $5.50) to Mr. Phillips, and 2,500 shares (at $5.50) to Mr. Powell.


     COMPENSATION  COMMITTEE

                      INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal year 1998 were Messrs. Powell, Phillips and Ungerman. During fiscal year 1996, C. Jeffrey Rogers served on the Board of Directors and the Compensation Committee of Hallmark Financial Services, Inc., of which Mr. Phillips is Chief Executive Officer and Chairman of the Board of Directors. Prior to 1990, Mr. Phillips served as a director and officer of two predecessors of the Company. See "Biographies of Nominee Directors and Continuing Directors."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 20 restaurants in Arkansas, Texas and Missouri, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company's distribution division. In fiscal year 1998, purchases by these franchisees made up 8% of the Company's food and supply sales, and royalties, license fees and area development fees from Mr. Clairday and such franchisees made up 3% of the Company's franchise revenues.

     Ramon D. Phillips is a Vice President, and his sons are shareholders of Wholesale Software International, Inc., which is a franchisee operating one Pizza Inn restaurant.


     COMPLIANCE  WITH  SECTION  16(A)  OF  THE
     SECURITIES  EXCHANGE  ACT  OF  1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company's executive officers, directors and holders of more than 10% of its Common Stock complied with all
Section 16(a) filing requirements with the exception of one Form 4 report inadvertently filed late for Ronald W. Parker. This Form 4 report, which reported one transaction for the exercise of stock options in August 1997, was filed in September 1997 after the filing deadline.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 27, 1992. Until fiscal year 1998, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Entertainment and Leisure Restaurant Index is compiled by Dow Jones and Company, Inc., and is comprised of seven public companies, weighted for the market capitalization of each company, engaged in restaurant or related businesses (Boston Chicken, Inc., Brinker International, Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., McDonald's Corporation, Sysco Corporation, and Wendy's International, Inc.).


                                                       Cumulative Total Return
                                                       -----------------------
                                         6/26/93  6/25/94  6/24/95  6/28/96  6/29/97  6/28/98
PIZZA INN, INC. . . . .                   100.00   122.73   104.55   154.55   136.36   197.35
DOW JONES EQUITY MARKET                   100.00   101.33   129.20   161.38   216.56   282.04
DOW JONES RESTAURANTS .                   100.00   110.13   137.21   163.22   168.08   223.59

                                 PROPOSAL TWO:

     AMENDMENT  TO  THE  1993  STOCK  AWARD  PLAN
            INCREASING THE NUMBER OF ISSUABLE SHARES UNDER SUCH PLAN

     The Company's 1993 Stock Award Plan (the "Plan") became effective as of October 13, 1993. The purpose of the Plan is to attract and retain excellent officers and employees by providing opportunities for them to participate in increased stock value which their efforts help to produce.

     The Plan is administered by the Stock Award Plan Committee (the "Committee"), which is comprised of three outside directors who are not employed by the Company and who qualify as "disinterested persons" under rules issued by the Securities and Exchange Commission. All officers and employees of the Company (approximately 235 persons) are eligible to participate in the Plan. The Committee determines, in its discretion but subject to the limitations set forth in the Plan, the persons to whom awards are granted, the number of shares covered by awards, the exercise price of awards, and the conditions, if any, imposed upon the granting of awards under the Plan. The Committee issues awards under the Plan to employees in correlation with their respective responsibilities to the Company.

     The total number of shares of the Company's Common Stock which may be issued to employees under the Plan (before the proposed amendment) shall not exceed 2,500,000. During any one Plan year, the total number of options granted and shares issued pursuant to stock appreciation rights ("SARs") shall not exceed 1,000,000, plus any unused allocations from prior years. Awards granted under the Plan which expire or terminate without being exercised may be regranted.

     The exercise price for any option granted under the Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. For all awards under the Plan, the minimum vesting period is six months after grant and the maximum exercise period is five years after vesting. Payment for shares purchased pursuant to an option must be made at the time of exercise in cash or other payment method approved by the Committee. The Plan terminates on October 13, 2003 and no awards may be granted thereafter.

     Awards granted pursuant to the Plan may not be transferred and may only be exercised by the participant, or, in the event of his death, by his heirs or estate. Upon the death (or permanent disability) of a participant while he is employed by the Company, any outstanding unvested award becomes immediately vested and the award may be exercised by the participant's heirs, estate or guardian within one year following the participant's death (or commencement of such disability), after which any unexercised award terminates. If the employment of a participant terminates for any reason other than death or disability, he may exercise any vested award within 21 days after termination, after which period any unexercised award terminates. In the event of a "change of control" of the Company, as defined in the Plan, all outstanding awards will become immediately vested and exercisable.

     The Plan authorizes the Committee to grant "Incentive Options," which are intended to permit the participant to defer resulting federal income taxes, as well as "Standard Options" which do not have such tax benefit. The Plan also authorizes the Committee to grant SARs either independent of, or in connection with, options. Upon exercise of either form of option, the participant purchases shares of Common Stock. Upon exercise of an SAR, the participant receives, for each share with respect to which the SAR is exercised, an amount equal to the difference between the fair market value of the Common Stock on the date of the award and the fair market value of the Common Stock on the date of exercise. Payment of an SAR benefit may be, at the discretion of the Committee, in the form of cash, a note, or Common Stock of equivalent value.

     The Committee may amend or terminate the Plan, including modification or waiver of terms as they apply to individual participants. Shareholder approval is required for any amendment which would: increase the aggregate number of shares of Common Stock issuable under the Plan; materially increase the benefits accruing to participants in the Plan; or modify the eligibility requirements for, or decrease the minimum exercise price of, any Incentive Options. No amendment or termination of the Plan may adversely affect the rights of any participant under any then outstanding award without the consent of the participant. The Plan provides for automatic adjustments to prevent dilution or enlargement of the participant's rights in the event of a stock split, stock dividend or similar transaction.

FEDERAL  INCOME  TAX  CONSEQUENCES  UNDER  THE  PLAN

     Under the Internal Revenue Code (the "Code"), the holder of a Standard Option will realize no taxable income upon the receipt of the option but will realize compensation upon the exercise of such option, taxable as ordinary income to the extent that the fair market value on the date of exercise exceeds the option price. The Company is entitled to a deduction from income in an equal amount at the time the optionee realizes such income. Upon a sale of shares acquired pursuant to exercise of an option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss.

     Incentive  Options are intended to qualify as incentive stock options under
Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or exercise of an Incentive Option. However, if the optionee disposes of the Option shares at any time within (i) one year after the transfer of such shares to the optionee pursuant to the exercise of such Incentive Option, or (ii) two years after the grant of such Incentive Option, then the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the amount realized from such disposition or the fair market value of the shares on the exercise date, over the exercise price of such Incentive Option (with any remaining gain being taxed as a capital gain). In such event, the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee. If the optionee disposes of the option shares outside of the above described time limits, then capital gain or loss will be recognized in an amount equal to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any deduction in this event. Finally, any excess of the fair market value of the stock on the date the Incentive Option is exercised over the option exercise price will be included in the calculation of the optionee's alternative minimum taxable income, which may subject the optionee to the alternative minimum tax.


NEW  PLAN  BENEFITS

     In July 1998, the Stock Award Plan Committee granted certain stock options subject to shareholder approval of the proposed amendment to the Plan, increasing by 500,000 shares the total number of shares issuable under the Plan. The following table sets forth the dollar value and number of stock options which were granted, subject to shareholder approval of such amendment, to each of the named executive officers, all executive officers as a group, and all other participating employees (excluding executive officers) as a group. Outside directors, who are not employees of the Company, are not eligible to receive stock options under this Plan.




     Name
(and Position)                   Dollar Value ($)(a)   Number of Units
------------------------------  --------------------  ---------------
C. Jeffrey Rogers (b). . . . .  $                  0          180,000
(Chief Executive
  Officer)

Ronald W. Parker (b) . . . . .  $                  0          180,000
(Chief Operating
  Officer)

B. Keith Clark (b) . . . . . .  $                  0           12,000
(General Counsel)

Karen A. Steinbach (b) . . . .  $                  0           12,000
(Vice President of Operations
   and Training)

Ward T. Olgreen (b). . . . . .  $                  0           12,000
(Vice President of
International Operations
     and R & D)

All Executive. . . . . . . . .  $                  0          349,000
Officers
(10 persons)

All Other. . . . . . . . . . .  $                  0          151,000
Employees
(26 persons)

     (a) Based on the difference between the exercise price of $5.00 per share and the closing bid price of the Common Stock of $4.75 per share on October 1, 1998.

     (b) Terms of the options granted to Mr. Rogers, Mr. Parker, Mr. Clark, Ms. Steinbach and Mr. Olgreen are set forth in the table above entitled "Option Grants in the Last Fiscal Year."

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     In August 1998, the Stock Award Plan Committee adopted, subject to the approval of the Company's shareholders, an amendment to the Company's 1993 Stock Award Plan (the "Plan"), increasing by 500,000 shares the total number of shares of Common Stock which may be issued under the Plan. See "- New Plan Benefits" above. After giving effect to such amendment, the total number of shares issuable under the Plan will be 3,000,000.

     As of June 1, 1998, there were only 115,000 shares available for the grant of options under the Plan, as currently constituted. The Board of Directors believes that the amendment will enable the Company and its shareholders, through future grants of stock options and the grants described in the section entitled "New Plan Benefits", to continue to secure the benefits of the incentives inherent in stock ownership by its officers and employees. For additional information regarding the Plan, see the section entitled "Amendment to the 1993 Stock Award Plan Increasing the Number of Issuable Shares Under Such Plan."


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE AMENDMENT TO THE PLAN.


                                 PROPOSAL THREE:

                  AMENDMENT TO THE 1993 OUTSIDE DIRECTORS STOCK
                       AWARD PLAN INCREASING THE NUMBER OF
                        OPTIONS ISSUABLE UNDER SUCH PLAN

     The Company's 1993 Outside Directors Stock Award Plan (the "Directors Plan") became effective as of October 13, 1993. The purpose of the Directors Plan is to attract and retain excellent outside directors and provide those directors with an opportunity to participate in increased value of the Company which their initiative and skill have helped Outside Directors to produce.

     The Directors Plan is administered by the Stock Award Plan Committee (the "Committee"), which is comprised of three outside directors who are not employed by the Company and who qualify as "disinterested persons" under rules issued by the Securities and Exchange Commission. All Outside Directors of the Company (the "Outside Directors") are eligible to participate in the Directors Plan. An Outside Director is a member of the Company's Board of Directors who is not an employee or officer of the Company. Under the Directors Plan, an option to acquire one share of stock shall be granted on the first day of each Directors plan year for each share of stock purchased by an Outside Director during the preceding Directors plan year, up to a maximum award of 20,000 shares per Outside Director per Directors Plan year.

     The total number of shares of the Company's Common Stock which may be issued to Outside Directors under the Directors Plan shall not exceed 250,000. Awards granted under the Directors Plan which expire or terminate without being exercised may be regranted.

     The exercise price for any option granted under the Directors Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. For all awards under the Directors Plan, the minimum vesting period is six months after grant and the maximum exercise period is five years after vesting. Payment for shares purchased pursuant to an option must be made at the time of exercise in cash or other payment method approved by the Committee. The Directors Plan terminates on October 13, 2003 and no awards may be granted thereafter.

     Awards granted pursuant to the Directors Plan may not be transferred and may only be exercised by the participant, or, in the event of his death, by his heirs or estate. Upon the death (or permanent disability) of a participant while he serves as an Outside Director of the Company, any outstanding unvested award becomes immediately vested and the award may be exercised by the participant's heirs, estate or guardian within one year following the participant's death (or commencement of such disability), after which any unexercised award terminates. If an Outside Director's service as a member of the Board terminates for any reason other than death or disability, any unexercised award terminates. In the event of a "change of control" of the Company, as defined in the Directors Plan, all outstanding awards will become immediately vested and exercisable.

     The Committee may amend or terminate the Directors Plan, including modification or waiver of terms as they apply to individual participants. Shareholder approval is required for any amendment which would: increase the aggregate number of shares of Common Stock issuable under the Directors Plan; materially increase the benefits accruing to participants in the Directors Plan; or modify the eligibility requirements for, or decrease the minimum exercise price of, any Options. No amendment or termination of the Directors Plan may adversely affect the rights of any participant under any then outstanding award without the consent of the participant. The Directors Plan provides for automatic adjustments to prevent dilution or enlargement of the participant's rights in the event of a stock split, stock dividend or similar transaction.

FEDERAL  INCOME  TAX  CONSEQUENCES  UNDER  THE  DIRECTORS  PLAN

     The Options granted pursuant to the Directors Plan do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and as such, are considered non-qualified stock options ("Standard Options"). Under the Code, the holder of a Standard Option will realize no taxable income upon the receipt of the option but will realize compensation upon the exercise of such option, taxable as ordinary income to the extent that the fair market value on the date of exercise exceeds the option price. The Company is entitled to a deduction from income in an equal amount at the time the optionee realizes such income. Upon a resale of shares acquired pursuant to exercise of an option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss.


RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     In August, 1998, the Stock Award Plan Committee adopted, subject to the approval of the Company's shareholders, an amendment to the Directors Plan, increasing from one to two the number of Options to be granted to an Outside Director on the first day of each Directors Plan year for each share of the Company's Common Stock the Outside Director purchased during the preceding Directors Plan year.

     The Board of Directors believes that this amendment will enable the Company and its shareholders, through increased future grants of stock options, to continue to secure the benefits of the incentives inherent in stock ownership by the Outside Directors. For additional information regarding the Directors Plan, see the section entitled "Amendment to the 1993 Outside Directors Stock Award Plan Increasing the Number of Options Issuable Under Such Plan."


THE  BOARD  OF  DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS AMENDMENT TO
THE  DIRECTORS  PLAN.


                                 PROPOSAL FOUR:

                           APPROVAL OF AN AMENDMENT TO
                     THE RESTATED ARTICLES OF INCORPORATION
              TO DELETE CERTAIN PROVISIONS RESTRICTING ACQUISITION
                          OF THE COMPANY'S COMMON STOCK


     On October __, 1998, the Board of Directors approved a proposal to amend the Company's Restated Articles of Incorporation to delete Sections 4.3 through
4.17 which currently restrict a shareholder's ability to acquire in excess of ten percent of the Company's outstanding Common Stock (the "Stock Acquisition Restrictions"). The proposal to effect the amendment requires the approval of holders of a majority of the shares present in person or represented by proxy and entitled to vote. The text of the existing and proposed versions of Article IV is set forth in the Appendix to this Proxy Statement.

     On September 21, 1989, the Company's predecessor filed for protection under the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. The plan of reorganization, as confirmed by the court, became effective on September 5, 1990. In connection with such confirmation, the Company filed its Restated Articles of Incorporation which, among other things, created the Stock Acquisition Restrictions to protect certain net operating loss carryforwards ("NOL") possessed by the Company and to act as an anti-takeover device.

     Under the Internal Revenue Code (the "Code"), a net operating loss of a corporation for a taxable year may generally be carried forward 15 years to offset taxable income of the corporation. The Company has a net operating loss carryforward of approximately $14.9 million (the "NOL") resulting from taxable losses incurred in and prior to fiscal year 1991. At present, subject to expiration of the 15 year carryforward period, the Company believes that the NOL is available to offset taxable income earned by the Company in 1998 or thereafter.

The ability of the Company to use the NOL could be limited under section 382 of the Code in the event of an "ownership change" of the Company. In general, an "ownership change" of the Company would occur on any day if one or more 5% shareholders of the Company have increased their aggregate respective percentage point stock ownership (by value) in the Company by more than 50%. A "5% shareholder" is a person who owns directly or by attribution more than 5% of the stock of the Company. The percentage point increase in ownership of a 5% shareholder on any day is the excess of the shareholder's percentage point ownership on such day over the lowest percentage point ownership of the shareholder during the previous three years. In the event of an "ownership change," the Company would be allowed to use a limited amount of the NOL arising prior to the ownership change for each taxable year thereafter. The annual amount available for use, in general, would be limited to the product of (i) a percentage approximating the rate of return on tax-exempt obligations and (ii) the aggregate value of the equity of the Company on the date of the ownership change. The amount of any annual limitation that is not utilized in any year may be carried forward to the following year. The actual rules for determining whether an ownership change of the Company has occurred under section 382 and the impact on the ability of the Company to use the NOL are much more complex than the foregoing summary would indicate.

The Stock Acquisition Restrictions operate to reduce the likelihood of an ownership change of the Company under section 382 because they limit the percentage point increase that any one shareholder can cause. If an ownership change of the Company occurs, the limitation on the ability of the Company to use its NOL could cause the Company to pay more (or significantly more) federal income taxes thereafter than it otherwise would have paid. Prior to September 5, 1993, the Stock Acquisition Restrictions curtailed the ability of any shareholder to acquire over five percent of the Company's outstanding Common Stock, thereby dramatically reducing the likelihood of the Company forfeiting its NOL. After such date, the restrictions automatically relaxed to the existing ten percent threshold, providing reduced protection against the loss of Company NOL.

     Existing management and the Board of Directors have always supported the maximization of shareholder value and continue to strive to do so. In addition, they believe that adequate tools exist to ensure that all shareholders benefit from any proposal to acquire the Company. Therefore, in light of the deterrent effect of the Stock Acquisition Restriction on any attempt to acquire a significant interest in the Common Stock of the Company, management and the Board of Directors believe that the reduced protection of the NOL does not warrant the potential limitation of shareholder value caused by the Stock Acquisition Restrictions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

     INDEPENDENT  AUDITORS

     The Audit Committee has selected PricewaterhouseCoopers, LLP certified public accountants, as the independent auditors of the Company for fiscal year 1999. A representative of PricewaterhouseCoopers, LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

     SHAREHOLDER  PROPOSALS

     If a shareholder wishes to present a proposal at the Annual Meeting of Shareholders tentatively scheduled for December 1999, the shareholder must deliver his or her proposal to the Company at its principal executive offices no later than August 4, 1999, in such form as required under rules issued by the Securities and Exchange Commission, in order to have that proposal included in the proxy materials of the Company for such Annual meeting of Shareholders.

     If a shareholder wishes to present a proposal at the 1999 Annual Meeting of Shareholders, but does not wish to include the proposal in the proxy materials of the Company for such Annual meeting of Shareholders, the shareholder must notify the Company in writing of his or her intent to make such presentation no later than September 1, 1999 or the Company shall have the right to exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Shareholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

     MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company by personal interview, telephone or telefax. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A EXCLUDING EXHIBITS, DATED SEPTEMBER 30, 1998, IS BEING FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AND UPON REIMBURSEMENT OF THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO PIZZA INN, INC., 5050 QUORUM DRIVE,
SUITE  500,  DALLAS,  TEXAS  75240,  ATTENTION:    CORPORATE  SECRETARY.

                                    APPENDIX


A.     Current  Article  IV  of  Pizza  Inn,  Inc.'s  Restated  Articles  of
       ---------------------------------------------------------------------
Incorporation.
       ------
4.1. The total number and designation of shares of capital stock that the Corporation shall have the authority to issue is Twenty-Six Million (26,000,000)
     shares of Common Stock, with the par value of one cent ($.01) per share and Five Million (5,000,000) shares of Preferred Stock, with the par value of one dollar ($1.00) per share.
4.2. Each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock issued and outstanding in his or her name. No Common Stock shall be issued without voting rights. Except as hereinafter provided in
Section  5.7,  Preferred  Stock  shall  be non-voting unless converted to Common
Stock.
4.3.     For  the  purposes  of  Sections  4.3  to  4.18  of  this  ARTICLE  IV:
(1)     The  term  "Act"  shall  mean  the  Securities  Exchange Act of 1934, as
                    ---
amended,  and  any  successor  statute.
(2)     The  terms  "acquire,"  "acquisition" or "acquiring" with respect to the
                     -------     -----------      ---------
acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy.
(3)     The  term "Amended and Restated Credit Agreement" shall mean the Amended
                   -------------------------------------
and Restated Credit Agreement among the Corporation, Lloyds Bank Plc and Kleinwort Benson Limited as lender and as agent for itself and Lloyds Bank Plc as the same may be amended and supplemented from time to time.
(4)     The term "Code" means the Internal Revenue Code of 1986, as amended, and
                  ----
any  successor  statute.
(5)     The  term  "Common  Stock" means all Common Stock of the Corporation and
                    -------------
any  other  securities  (other  than  Preferred  Stock as hereinafter defined in
Section 4.3(14)) issued by the Corporation which are treated as stock for purposes of Section 382 of the Code.
(6)     The term "Excess Cash Flow" shall have the meaning assigned to that term
                  ----------------
in the Amended and Restated Credit Agreement (except that for purposes hereof, clause (ii) of the definition of Excess Cash Flow specified in the Amended and Restated Credit Agreement shall be disregarded).
(7)     The  term  "Excess  Shares"  shall  have  the  meaning ascribed to it in
                    --------------
Section  4.7(1)  hereof.
(8)     The  term "Fair Market Value" of the Common Stock shall mean the average
                   -----------------
of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation. The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Market System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, the average of the closing bid and asked prices as reported on NASDAQ's OTC Bulletin Board Service, or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market price on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.
(9)     The  term  "Five  Percent  Limitation"  shall  mean  the  limitations on
                    -------------------------
ownership  of  Common  Stock  imposed  by  Section  4.4  hereof.
(10)     The  term  "Five Percent or More Holder" shall mean any shareholder (or
                     ---------------------------
group of shareholders acting in concert) who directly or indirectly beneficially owns, or whose shares are or would be attributed to any shareholder (or group of shareholders acting in concert) who directly or indirectly beneficially owns Common Stock and Warrants which, in the aggregate, and assuming conversion of the Warrants into the maximum number of shares of Common Stock that may be acquired pursuant thereto, regardless of contingencies, equal or exceed five percent of the Fair Market Value of the then outstanding Common Stock plus the shares of Common Stock deemed to be outstanding by reason of the assumed conversion of Warrants then owned by such Person, but only for as long as such shareholder or any shareholder to whom such shareholder's shares would be attributed in a "5-percent shareholder" within the meaning of Section 382(i)(7) of the Code and the regulations issued with respect thereto, provided that, notwithstanding the foregoing, such shareholder shall be a "Five Percent or More Holder" if such shareholder directly or indirectly beneficially owns five percent  more  of  the  issued  and  outstanding  shares  of  Common  Stock.
(11)     The  term  "Net  Operating Loss Carryover" means the net operating loss
                     -----------------------------
carryovers  to  which  the  Corporation  is entitled from time to time under the
Code.
(12)     The term "own," "owing," "ownership" or "owning" refer to the ownership
                   ---    -----    ---------      ------
of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(1)(3) of the Code and the regulations promulgated thereunder (except insofar as such attribution would be inconsistent with provisions of this ARTICLE IV relating to Warrants).
(13)     The  term  "Permitted Transferee" shall have the meaning ascribed to it
                     --------------------
in  Section  4.7(1)(a)  hereof  or  Section  4.11(1)(a) as the context requires.
(14)     The  term  "Person"  shall  mean  any  individual,  firm,  corporation,
                     ------
partnership, joint venture or other entity and shall include any group comprised of such Person and any other Person with whom such Person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Act) of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other Person who is a member  of  such  group.
(15)     The  term  "Plan  of  Reorganization" or "Plan" shall mean the Debtors'
                     ------------------------      ----
Second Amended Joint Plan of Reorganization together with any modifications thereto as may be filed by the debtors and debtors-in-possession in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in the following Chapter 11 reorganization cases: In Re: Pizza Inn, Inc., f/k/a PZ Acquizo, Inc., Debtor, Case No. 389-35942-HCA-11; In Re: Memphis Pizza Inns, Inc., Debtor, Case No. 389-35944-HCA-11; and In Re: Pantera's Corporation, Debtor, Case No. 389-35943-HCA-11, as approved by the Bankruptcy Court.
(16)     The  term  "Preferred  Stock"  means  the  10%  non-voting  cumulative
                     ----------------
convertible preferred stock which may be issued by the Corporation pursuant to the Plan and having the terms delineated in Article V hereof.
(17)     The  term  "Proceeds"  shall have the meaning ascribed to it in Section
                     --------
4.7(1)(d)  hereof.
(18)     The  term  "Prohibited Shares" shall have the meaning ascribed to it in
                     -----------------
Section  4.11(1)  hereof.
(19)     The  term  "Purported  Owner"  shall have the meaning ascribed to it in
                     ----------------
Section  4.7(1)  hereof  or  Section  4.11(1)  as  the  context  requires.
(20)     The term "Purported Owner's Transferor" shall have the meaning ascribed
                   ----------------------------
to it in Section 4.7(1)(a) hereof or Section 5.23(2)(a) as the context requires.
(21)     The  term  "Share  Trustee" shall mean the trustee of the Excess Shares
                     --------------
nominated  and  appointed  by  the  Board  of  Directors  from  time  to  time.
(22)     The  term  "Ten  Percent  Limitation"  shall  mean  the  limitation  on
                     ------------------------
ownership  of  Common  Stock  imposed  by  Section  4.6  hereof.
(23)     The  term  "Termination  Date" shall mean the date set forth in Section
                     -----------------
4.4  hereof.
(24)     The  term  "Testing  Date"  shall  mean  the  date  set by the Board of
                     -------------
Directors from time to time to determine whether any person is a Purported Owner of Excess Shares or a Purported Owner of Prohibited Shares.
(25)     The  term  "Testing  Period" shall mean the three-year period ending on
                     ---------------
the  Testing  Date.
(26)     The term "Transfer Agent" shall mean the transfer agent with respect to
                   --------------
the Common Stock or the Preferred Stock nominated and appointed by the Board of Directors from time to time.
(27)     The  term  "Warrant" shall mean any securities issued or assumed by the
                     -------
Corporation, or any securities issuable by the Corporation in respect of issued securities, or any rights granted by any Person to another Person, for consideration or otherwise, which are convertible into, or which include the right to acquire, shares of Preferred Stock, Common Stock or Warrants, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(1)(3) of the Code.
4.4. At no time on or before September 5, 1993 (such date being the "Termination Date"):
(1) shall any Person (or group of Persons acting in concert) who directly or indirectly beneficially owns (as determined pursuant to Rules 13d-3 and
13d-5 under the Act), or whose shares are or would be attributed to any Person (or group of Persons acting in concert) who directly or indirectly beneficially owns, Common Stock or Warrants of the Corporation which, in the aggregate, and assuming exercise of such Warrants into the maximum number of shares of Common Stock that may be acquired pursuant thereto, regardless of contingencies, equal less than five percent of the Fair Market Value of the outstanding Common Stock plus the shares of Common Stock deemed to be outstanding by reason of the assumed conversion of Warrants owned by such Person, acquire (whether voluntarily or involuntarily) any shares of Common Stock or Warrants, which, together with the shares of Common Stock or Warrants owned by such Person, if any, assuming conversion of such Warrants into the maximum number of shares of Common Stock that may be acquired pursuant thereto, regardless of contingencies, would increase such ownership percentage of such Person to five percent or more of the Fair Market Value of the then outstanding Common Stock, plus the shares of Common Stock deemed to be outstanding and owned by such Person by reason of the assumed conversion of Warrants owned by such Person; or
(2) shall any Five Percent or More Holder increase the ownership by such Person of Common Stock or Warrants (excluding Common Stock that is acquired upon the exercise of Warrants secured by such Person pursuant to a distribution permitted or required to be made to such Person pursuant to the Plan of Reorganization); or
(3) shall any Person (or group of Persons acting in concert) who directly or indirectly beneficially owns, or whose shares are or would be attributed to any Person (or group of Persons acting in concert) who directly or indirectly beneficially owns, Common Stock or Warrants attempt any sale, transfer, assignment, conveyance, pledge or other method of disposition (other than as hereinafter specifically permitted in this subsection (3)) of any Common Stock or Warrants to any Person (or group of Persons acting in concert) who directly or indirectly beneficially owns, or whose shares are or would be attributed to any Person (or group of Persons acting in concert) who directly or indirectly beneficially owns, or, as a result of such attempted disposition, would beneficially own, Common Stock or Warrants which, in the aggregate, and assuming conversion of such Warrants into the maximum number of shares of Common Stock that may be acquired pursuant thereto, regardless of contingencies, equal or exceed five percent of the aggregate Fair Market Value of the then outstanding Common Stock plus the shares of Common Stock deemed to be outstanding by reason of the assumed conversion of Warrants then owned by such Person; provided, however, that any such Person may sell or otherwise make a disposition of such Common Stock or Warrants of a type described in the first sentence of section
(f) or section (g) of Rule 144 under the Securities Act of 1933, as amended, or a sale or other disposition in which the Purported Owner executes a statement under penalties of perjury that, immediately after such sale or other disposition, such Person is not a Five Percent or More Holder.
4.5. For purposes of applying Section 4.4 hereinabove, increase in percentage ownership of Common Stock of the acquiror as a result of the subject acquisition and the increase in percentage ownership of Common Stock from other acquisitions during the Testing Period shall be measured under Section 382 of the Code and the regulations promulgated thereunder, except that Warrants, whether or not the conversion of such Warrants results in an ownership change as defined under Section 382 of the Code, will be assumed to be converted in such manner as will maximize the percentage point increase which may occur in the ownership of Common Stock of the Corporation of Five Percent or More Holders. Persons referred to in Section 4.4(1) shall include Persons who own no Common Stock or Warrants.
     The Corporation and the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of independent public accountants or the Corporation's legal counsel in making the determination and finding contemplated by Sections 4.4 and 4.5.

4.6. Commencing on the Termination Date, any sale thereafter of Common Stock that would result in a Person who owns less than ten percent of the outstanding Common Stock increasing such Person's ownership to ten percent or more of Common Stock in the Corporation and any sale that would result in an increase in the holdings of a Person holding ten percent or more of Common Stock in the Corporation shall be void unless the purchaser shall have first offered pro rata (proportionately based on a fraction, the numerator of which is the
 --  ----
number  of  shares  of  Common  Stock held by such holder and the denominator of
 --
which  is the total number of outstanding shares of Common Stock) to all holders
 --
of Common Stock of the Corporation the right to sell shares to such purchaser aggregating at least equal in voting power to the amount actually purchased. This Section 4.6 shall not apply to the purchase of shares by an underwriter for resale in a registered public offering of Common Stock by the Corporation but shall apply to any purchaser from such underwriter. Notwithstanding anything to the contrary contained in the Articles, this Section 4.6 also shall not apply to the sale of Preferred Stock or any Common Stock into which such Preferred Stock is converted.
4.7. The transfer of any shares of Common Stock in violation of this ARTICLE IV prohibited and shall be null and void ab initio.
                                                 --  ------
(1)     If,  notwithstanding  the  foregoing  prohibition,  a  person  shall, voluntarily  or  involuntarily,  purport  to  become  a transferee (a "Purported
                                                                       ---------
Owner") of shares of Common Stock in excess of such Five Percent Limitation or the Ten Percent Limitation (the number of shares of Common Stock so exceeding the Five Percent Limitation or Ten Percent Limitation being herein the "Excess
                                                                          ------
Shares"),  then
 -----
(a) The Purported Owner shall not obtain any rights in and to the Excess Shares, and the purported transfer of the Excess Shares to the Purported Owner shall not be recognized by the Secretary of the Corporation or the Transfer Agent. Until the Excess Shares are transferred to a Person whose acquisition thereof will not violate the Five Percent Limitation or Ten Percent Limitation as then applicable (a "Permitted Transferee"), the transferor of the Excess
                           ---------------------
Shares  to  the  Purported  Owner  (the "Purported Owner's Transferor") shall be
                                         ----------------------------
deemed to have retained the Excess Shares and shall hold and be entitled to exercise all rights incident to ownership of such Excess Shares (including receiving dividends and other distributions), except that if the Excess Shares are Warrants, they may not be exercised, converted or exchanged until exercised, converted or exchanged in accordance with their terms by a Permitted Transferee; provided, however, that, the foregoing notwithstanding, in the event shares of Common Stock are issued in respect of Warrants which are Excess Shares, the shares of Common Stock so issued shall be deemed to be issued and outstanding shares of Common Stock of the Corporation and shall be Excess Shares deemed retained by the Purported Owner's Transferor. Warrants issued by the Corporation shall reflect the provisions of the foregoing sentence. All Excess Shares will continue to be issued and outstanding.
(b) No employee or agent of the Corporation, including the Transfer Agent, shall be permitted to record any attempted or purported transfer made in violation of this ARTICLE IV. If the Transfer Agent or any employee or agent of the Corporation obtains possession of a certificate or certificates representing the Excess Shares, such person shall deliver such certificate or certificates to the Share Trustee who shall proceed forthwith to sell or cause the sale of the Excess Shares to a Permitted Transferee. Upon notice from the Corporation of the existence of Excess Shares and the identity of the Purported Owner, the Share Trustee shall take all lawful action to cause the Purported Owner and the Purported Owner's Transferor to deliver or cause delivery of any indicia of ownership thereof to the Share Trustee and upon obtaining possession thereof, the Share Trustee shall proceed as soon as feasible to sell or cause the sale of the Excess Shares to a Permitted Transferee. The Share Trustee shall sell or cause the sale of the Excess Shares in the then existing public market or in such other commercially reasonable fashion as the Corporation shall direct. In performing the duties herein imposed upon it, the Share Trustee shall act at all times as the agent for the Purported Owner's Transferor. The Purported Owner and the Purported Owner's Transferor shall each be deemed to have appointed the Corporation and the Share Trustee, jointly and severally, as each such person's attorney-in-fact, with full power of substitution and full power and authority in the name and on behalf of the Purported Owner and the Purported Owner's
Transferor,  to  sell,  assign  and  transfer each Excess Shares attempted to be transferred in violation of this ARTICLE IV, and to do all lawful acts and execute all documents deemed necessary and advisable to effect such sale, assignment and transfer, in an arm's-length transaction, to another Person.
(c) Once the Excess Shares are acquired by a Permitted Transferee, the Permitted Transferee shall have and shall be entitled to exercise all rights incident to the ownership of such Excess Shares.
(d) The Proceeds from the sale of the Excess Shares to the Permitted Transferee (the "Proceeds") shall be distributed as follows:
                   --------
(i) first, to the Share Trustee for any costs incurred in respect of its administration of the Excess Shares (in the event that the Proceeds are insufficient to reimburse the Share Trustee for any costs incurred in respect of its administration of the Excess Shares, the Purported Owner's Transferor shall be primarily liable to reimburse the Share Trustee for such costs, and if such Purported Owner's Transferor fails or refuses to pay such costs, the Corporation shall pay such costs to the Share Trustee and the Corporation shall become subrogated to any rights the Share Trustee may have against the Purported Owner's Transferor to seek reimbursement for such costs);
(ii) second, to the Purported Owner, if known, in an amount up to the amount paid by the Purported Owner, if determinable, for the Excess Shares; and
(iii) the remaining proceeds, if any, shall be distributed to the Purported Owner's Transferor, if known and if not known, such remaining Proceeds shall be held by the Corporation for the benefit of the Purported Owner's Transferor or such other Person as their interests may appear.
(e) Notwithstanding anything in this ARTICLE IV to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Missouri for an adjudication of the respective rights and interests of any Person in and to the Proceeds pursuant to this ARTICLE IV and applicable law and for leave to pay the Proceeds into such court.
     Pursuant to Section 382 of the Code, in determining whether any Person has become a Purported Owner of Excess Shares:
     (a) the Corporation is entitled to rely on the existence or absence, as of the Testing Date, or any other date of filings on Schedules 13D and 13G as required by Rule 13d-1 of the Act to identify any Person who is a Five Percent or More Holder, and the existence or absence of any amendments to Schedules 13D and 13G showing any material increase or decrease in the percentage of Common Stock or Warrants owned by such Person, as required by Rule 13d-2 of the Act; and

     (b) in the case of any entity which is a Five Percent or More Holder, in order to determine shifts in the indirect ownership of Common Stock or Warrants, without regard to the actual identity of the ultimate beneficial owners of such Common Stock or Warrants, the Corporation may rely on a statement, signed under oath or affirmation of such entity, to establish the extent, if any, to which the ownership interests of any such entity's owners have changed as of the Testing Date. The Corporation may not rely on a statement by such an entity if:
     the Corporation knows that the statement is false; or the statement is offered by an entity that has either a direct or indirect ownership interest of 50% or more of the Common Stock of the Corporation. The Board of Directors shall be fully protected in relying on good faith on the items set forth in subparagraphs (a) and (b) of this Paragraph (2), together with such other items or sources of information as may be required from time to time by the Code, to determine whether any Person has become a Purported Owners of Excess Shares.

4.8. Immediately upon the purported acquisition of any Excess Shares, the Purported Owner thereof shall give, or cause to be given, written notice thereof to the Corporation. Each owner of shares of Common Stock and Warrants shall furnish to the Corporation all information reasonably requested with respect to all shares of Common Stock and Warrants directly and indirectly owned by such Person.
4.9. Upon a determination by the Board of Directors that a Person has attempted or may attempt to transfer or to acquire Excess Shares, the Board of Directors may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including, without limitation, to cause the Transfer Agent to record the Purported Owner's Transferor as the record owner of the Excess Shares and to institute  proceedings  to  enjoin  any  such  transfer  or  acquisition.
4.10. Except as provided in Section 5.1, at no time on or before the Termination Date shall any holder of Preferred Stock or Warrants transfer any Preferred Stock or Warrants except to a bank (as that term is defined in Section 581 of the Code), an insurance company (as that term is defined in Section 1.801-3(a) of Regulations promulgated under the Code), or a trust qualified under Section 401(a) of the Code. No such transfer shall be made unless it is part of a transfer of an interest in the Term Loan (as defined in Section 5.5 hereof) and unless such transfer and the holding of an interest in the Term Loan and Preferred Stock or Warrants shall be in the ordinary course of the trade or business of such bank, insurance company or qualified trust.
4.11.     The  transfer  of  any  shares of Preferred Stock in violation of this
Section  4.10  is  prohibited  and  shall  be  null  and  void  ab  initio.
                                                                --  ------
(1)     If,  notwithstanding  the  foregoing  prohibition,  a  persona  shall, voluntarily  or  involuntarily,  purport  to  become  a transferee (a "Purported
                                                                       ---------
Owner") of shares of Preferred Stock in violation of Section 4.10 (the shares of
     Preferred  Stock  purported  to  be transferred in violation of the Section
4.10  limitation  being  herein  the  "Prohibited  Shares"),  then
                                       ------------------
(a) The Purported Owner shall not obtain any rights in and to the Prohibited Shares, and the purported transfer of the Prohibited Shares to the
Purported Owner shall not be recognized by the Secretary of the Corporation or the Transfer Agent. Until the Prohibited Shares are transferred to a Person whose acquisition thereof will not violate the Section 4.10 limitation (a "Permitted Transferee"), the transferor of the Prohibited Shares to the
      ----------------
Purported  Owner  (the  "Purported  Owner's Transferor") shall be deemed to have
      --                 -----------------------------
retained the Prohibited Shares and shall hold and be entitled to exercise all rights incident to ownership of such Prohibited Shares (including receiving dividends and other distributions), except that if the Prohibited Shares are Warrants, they may not be exercised, converted or exchanged until exercised, converted or exchanged in accordance with their terms by a Permitted Transferee; provided, however, that, the foregoing notwithstanding, in the event shares of Preferred Stock are issued in respect of Warrants which are Prohibited Shares, the shares of Preferred Stock so issued shall be deemed to be Prohibited Shares deemed retained by the Purported Owner's Transferor. Warrants issued by the Corporation shall reflect the provisions of the foregoing sentence. All Prohibited Shares will continue to be issued and outstanding.
(b) No employee or agent of the Corporation, including the Transfer Agent, shall be permitted to record any attempted or purported transfer made in violation of this ARTICLE IV.
(c) Once the Prohibited Shares are acquired by a Permitted Transferee, the Permitted Transferee shall have and shall be entitled to exercise all rights incident to the ownership of such Prohibited Shares.
(d) Notwithstanding anything in this ARTICLE IV to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Missouri for an adjudication of the respective rights and interests of any Person pursuant to this ARTICLE IV.
(2) Pursuant to Section 382 of the Code, in determining whether any Person has become a Purported Owner of Prohibited Shares the Corporation may rely on a statement, signed under oath or affirmation of such entity, to establish the qualification of the transferee hereunder. The Corporation may not rely on a statement by such an entity if the Corporation knows that the statement is false. The Board of Directors shall be fully protected in relying in good faith on the items set forth in this Paragraph (2), together with such other items or sources of information as may be required from time to time by the Code, to determine whether any Person has become a Purported Owner of Prohibited Shares.
4.12. Immediately upon the purported acquisition of any Prohibited Shares, the Purported Owner thereof shall give, or cause to be given, written notice thereof to the Corporation. Each owner of shares of Preferred Stock and Warrants shall furnish to the Corporation all information reasonably requested with respect to all shares of Preferred Stock and Warrants directly and indirectly owned by such Person, including a statement, signed under oath or affirmation of the Purported Transferee, to establish the qualification of the Purported Transferee hereunder.
4.13. Upon a determination by the Board of Directors that a Person has attempted or may attempt to transfer or to acquire Prohibited Shares, the Board of Directors may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including, without limitation, to cause the Secretary or Transfer Agent to record the Purported Owner's Transferor as the record owner of the Prohibited Shares and to institute proceedings to enjoin any such transfer or acquisition.
4.14. If any provision of this ARTICLE IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall not be affected only to the extent necessary to comply with the determination of such court.
4.15. It is the purpose of this ARTICLE IV to facilitate the Corporation's ability to preserve and utilize its Net Operating Loss Carryover and to that end the Board of Directors is authorized to take such action, to the extent permitted by law and not inconsistent with this ARTICLE IV as it may deem necessary or advisable to protect the Corporation and the interests of holders of its equity and debt securities by preservation of the Corporation's ability to preserve and utilize its Net Operating Loss Carryover. The Corporation shall issue no Warrants unless such Warrants are issued subject to restrictions consistent with those contained in this ARTICLE IV, which restrictions are deemed necessary or advisable to protect the Corporation and the interests of holders of its equity and debt securities by preservation of the Corporation's ability to preserve and utilize its Net Operating Loss Carryover.
4.16. The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by By-law or otherwise, regulations and procedures not inconsistent with the express provisions of this ARTICLE IV for determining whether any transfer of Common Stock, Warrants or Preferred Stock would jeopardize the Corporation's ability to preserve and utilize its Net Operating Loss Carryover, and for the orderly application, administration and implementation of the provisions of this ARTICLE IV. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available to inspection by the public and, upon request, shall be mailed to any holder of Common Stock of the Corporation.
4.17. All certificates evidencing ownership of Common Stock, Warrants and Preferred Stock of the Corporation shall bear a conspicuous legend with respect to provisions of this ARTICLE IV in compliance with the General Corporation Law of Missouri.


B.     Article  IV  of  Pizza  Inn, Inc.'s Restated Articles of Incorporation as
       -------------------------------------------------------------------------
amended  to  reflect  the  changes  discussed  in  Proposal  Four.
   --------------------------------------------------------------

4.1. The total number and designation of shares of capital stock that the Corporation shall have the authority to issue is Twenty-Six Million (26,000,000)
     shares of Common Stock, with the par value of one cent ($.01) per share and Five Million (5,000,000) shares of Preferred Stock, with the par value of one dollar ($1.00) per share.
4.2. Each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock issued and outstanding in his or her name. No Common
     Stock shall be issued without voting rights. Except as hereinafter provided in Section 5.7, Preferred Stock shall be non-voting unless converted to Common Stock.




                                  Form of Proxy

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1, 2, 3 and 4

Please  mark  your  votes  as  indicated  in  this  example:  [X]


THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ITEMS  1,  2,  3  AND  4.
Item  1.          ELECTION  OF  CLASS  I  DIRECTORS.

     FOR              [  ]
     WITHHELD FOR ALL [  ]

Nominees: Bobby L. Clairday, Ronald W. Parker, Ramon D. Phillips and Butler E. Powell
WITHHELD  FOR:  (Write  that  nominee's  name  in  the  space  provided  below).


Item  2.          PROPOSED  AMENDMENT  TO  THE  COMPANY'S  1993  STOCK  AWARD
     PLAN  INCREASING  BY  500,000  SHARES  THE  AGGREGATE    NUMBER
     OF  SHARES  OF  STOCK  ISSUABLE  UNDER  SUCH  PLAN

     FOR        [  ]
     AGAINST    [  ]
     ABSTAIN    [  ]

Item 3. PROPOSED AMENDMENT TO THE COMPANY'S 1993 OUTSIDE DIRECTOR'S STOCK AWARD PLAN INCREASING THE NUMBER OF OPTIONS ISSUABLE
     UNDER  SUCH  PLAN.

     FOR        [  ]
     AGAINST    [  ]
     ABSTAIN    [  ]

Item  4.          PROPOSED  AMENDMENT  TO  THE  COMPANY'S  RESTATED  ARTICLES.
     OF INCORPORATION TO DELETE CERTAIN PROVISIONS RESTRICTING ACQUISITION OF THE COMPANY'S COMMON STOCK.

     FOR        [  ]
     AGAINST    [  ]
     ABSTAIN    [  ]

If you plan to attend the Annual Meeting, please mark the WILL ATTEND block  [ ]

Date:          ,  1998

Signature

Signature  if  held  jointly

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


PROXY

THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS  OF
                                 PIZZA INN, INC.

                             5050 QUORUM, SUITE 500
                               DALLAS, TEXAS 75240

               ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 15, 1998


     The undersigned, revoking all proxies heretofore given, hereby appoints C. Jeffrey Rogers and B. Keith Clark, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time on Tuesday, December 15, 1998, at the Company's training facility, 4819 Keller Springs Road, Addison, TX 75248, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card.